UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 24, 2013

SCHOOL SPECIALTY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24385	39-0971239
(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive
Greenville, Wisconsin	54942
(Address of Principal Executive Offices)	(Zip Code)

(920) 734-5712
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 24, 2013, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order approving a stipulation (the “Stipulation”) by and among the official committee of unsecured creditors (the “Committee”) appointed in connection with the voluntary petitions for relief filed by School Specialty, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Reorganized Debtors”) under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court (the “Chapter 11 Cases”) jointly administered as Case No. 13-10125 (KJC), the Reorganized Debtors, Bayside Finance, LLC (“Bayside”) and any assignee and/or successor in interest thereto, including, without limitation, BOF Holdings II, LLC.

As previously disclosed, in the third quarter of fiscal 2013, the Company recorded a $25,054,000 charge related to the acceleration of the obligations under its term loan credit agreement with Bayside (the “Term Loan Credit Agreement”), including the early payment fee. The charge was triggered by the Company’s non-compliance with the minimum liquidity covenant. The early payment fee represented the present value of all interest payments due to Bayside during the term of the Term Loan Credit Agreement. The Company incurred $1,345,000 of interest expense related to the $25,054,000 early payment fee. The Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “Ad Hoc DIP Agreement”) by and among the Company, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent and Collateral Agent and the lenders party thereto  required $25,000,000 to be placed in an escrow account as a deposit for the early termination fee payable to Bayside that was provided under the Term Loan Credit Agreement. The Committee contested that Bayside was entitled to receive the funds. The Bankruptcy Court ruled that Bayside was entitled to the funds, but the Committee of unsecured creditors contested the ruling and filed an appeal in the Federal District Court of Delaware. Subsequent to the end of the first quarter of fiscal 2014, this escrow amount, including interest, was released to Bayside, and additional interest accruals ceased as of the release date.

The Stipulation reflects the parties’ settlement of this matter.  In connection with the settlement, the parties agreed that the amount of the early payment fee is $21,000,000 and Bayside agreed to remit to the Reorganized Debtors $5,399,382.99 (the “Remitted Amount”), which constitutes the difference between the amount previously released to Bayside and the agreed amount of the early payment fee.  The Remitted Amount consists of a recovery of interest and a reduction of the early payment fee as calculated under the Term Loan Credit Agreement, and was received by the Company on October 25, 2013.  The Committee and the Reorganized Debtors have also agreed to withdraw related proceedings, the Reorganized Debtors have agreed to pay certain expenses incurred by Bayside and the parties have agreed to a mutual release of claims.

The Stipulation is filed as an exhibit herewith and incorporated herein by reference. The foregoing description of the Stipulation does not purport to be complete and is qualified in its entirety by the full text thereof.

ITEM 9.01. EXHIBITS

(d) Exhibits

10.1	Stipulation Approving the Settlement of (I) the Creditors’ Committee’s Appeal of the Make-While Order and (II) the Creditors’ Committee’s Adversary Proceeding, approved October 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 2013

SCHOOL SPECIALTY, INC.

By: /s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer

EXHIBIT INDEX

10.1	Stipulation Approving the Settlement of (I) the Creditors’ Committee’s Appeal of the Make-While Order and (II) the Creditors’ Committee’s Adversary Proceeding, approved October 24, 2013